Exhibit 99.2

Exhibit 99.2

Q1 2012 Earnings Presentation

May 9, 2012

Mike Petters

President and Chief Executive Officer

Barb Niland

Corporate Vice President, Business Management

& Chief Financial Officer

Safe Harbor

Statements in this presentation, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncerta inties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our costs and perform effectively; risks related to our spin-off from Northrop Grumman (including our increased costs and leverage); our ability to realize the expected benefits from conso lidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. This presentation also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

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Highlights from the First Quarter 2012

Diluted EPS of $0.67 for the first quarter

Total operating margin was 5.1%, up from 5.0% for the same period 2011

Newport News operating margin was 9.1%, up from 7.1% in the first quarter 2011

Ingalls operating margin was 2.9%, up from 2.2% in first quarter 2011

Cash and cash equivalents at the end of the quarter were $551 million

Announced $0.8 billion of new contract awards during Q1 2012 including: Advance procurement for construction of LPD-27 and NSC-6

Advance planning efforts for the Lincoln RCOH

Assumed maintenance responsibilities at the Navy’s nuclear propulsion facility in upstate New York

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First Quarter 2012 Consolidated Results

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Ingalls Shipbuilding

?Ingalls Q1 sales were down YoY due to

lower volumes on NSC and LPD programs due to 2011 delivery of NSC-3 and LPD-22

?Q1 segment operating income was up

YoY driven by the delivery of LPD-22

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Newport News Shipbuilding

?Newport News sales were down in Q1 as?compared to Q1 2011 due to lower volumes on Roosevelt RCOH and the VCS program, offset by higher volumes on

Kennedy and Lincoln RCOH

?Segment operating income and margin?increased due to unfavorable performance adjustments on the Ford contract in Q1 2011 and performance improvements on the VCS program in Q1 2012

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Appendix

Reconciliations

We make reference to “segment operating income.” Segment operating income is defined as operating income before net pension and post-retirement benefits adjustment and deferred state income taxes.

Segment operating income is one of the key metrics we use to evaluate operatin g performance because it excludes items that do not affect segment performance. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these measures are not measures of financial performance under GAAP and may not be defined or calculated by other companies in the same manner.

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Reconciliation of Non-GAAP Measure –

Segment Operating Income

Three Months Ended

$ in millions March 31,

2012 2011

Sales and Service Revenues $ 692

Ingalls $ 761

Newport News 895 $ 940

Intersegment eliminations(19)(17)

Total sales and service revenues $ 1,568 $ 1,684

Operating Income (Loss) $ 20

Ingalls $ 17

As a percentage of sales 2.9% 2.2%

Newport News 81 67

As a percentage of sales 9.1% 7.1%

Total Segment Operating Income (Loss) 101 84

As a percentage of sales 6.4% 5.0%

Non-segment factors affecting operating income(17)

Net pension and post-retirement benefits adjustment(4)

Deferred state income taxes(4) 5

Total operating income (loss) $ 80 $ 85

Interest expense(30)(15)

Federal income taxes(17)(25)

Total net earnings (loss) $ 33 $ 45

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